EXHIBIT 61

                           Gotham Partners, L.P.
                    Gotham Partners International, Ltd.
                         Gotham Partners III, L.P.
                         Gotham Holdings II, L.L.C.
                      110 East 42nd Street, 18th Floor
                          New York, New York 10017



CONFIDENTIAL
------------

As of September 15, 2000

Radiant Investors LLC
c/o Radiant Partners LLC
551 Fifth Avenue, Suite 1416
New York, New York  10176

Gentlemen:

          Reference is made to that certain Voting Agreement (the "Voting Agreement"), dated as of September 15, 2000, by and between Gotham Partners Management Co. LLC and Radiant Investors LLC ("Radiant"). Each of the undersigned hereby agrees to comply with the terms of the Voting Agreement as if each were the "Shareholder," pursuant to the Voting Agreement, and the shares of beneficial interest of First Union Real Estate Equity and Mortgage Investments beneficially owned by each were the "Shares," pursuant to the Voting Agreement. This agreement will terminate upon the termination of the Voting Agreement.

Very truly yours,

GOTHAM PARTNERS, L.P.

By:  Section H Partners, L.P.,
     its general partner

         By:      Karenina Corporation,
                  a general partner of Section H
                  Partners, L.P.


                  By:   /s/ William A. Ackman
                        --------------------------------
                        William A. Ackman
                        President



GOTHAM PARTNERS III, L.P.

By:      Section H Partners, L.P.,
         its general partner

         By:      Karenina Corporation,
                  a general partner of Section H
                  Partners, L.P.


                  By:   /s/ William A. Ackman
                        --------------------------------
                        William A. Ackman
                        President


GOTHAM PARTNERS INTERNATIONAL, LTD.

By:      Gotham International Advisors, L.L.C.

By:      /s/ William A. Ackman
         ------------------------------
         William A. Ackman
         Senior Managing Member



GOTHAM HOLDINGS II, L.L.C.

By:   Gotham Holdings Management LLC,
      the Manager


       By: /s/ William A. Ackman
         ------------------------------
         William A. Ackman
         Senior Managing Member